NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF ANY AND ALL OUTSTANDING
                        8.35% NONCUMULATIVE EXCHANGEABLE
                            PREFERRED STOCK, SERIES A
                                       OF
                             NB CAPITAL CORPORATION


                  As set forth in the Prospectus, dated January __, 1998 (the "Prospectus"), of NB Capital Corporation (the "Company"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 8.35% Noncumulative Exchangeable Preferred Stock, Series A (the "Old Preferred Shares") if (i) certificates representing the Old Preferred Shares to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Preferred Shares or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-- Procedures for Tendering Old Preferred Shares" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Preferred Shares pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Preferred Shares (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________, 1998 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD PREFERRED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.


                                      The Exchange Agent:

                                    THE BANK OF NOVA SCOTIA
                                   TRUST COMPANY OF NEW YORK

      BY REGISTERED OR              FACSIMILE TRANSMISSIONS:          BY HAND OR OVERNIGHT
       CERTIFIED MAIL:             (ELIGIBLE INSTITUTIONS ONLY)            DELIVERY:

The Bank of Nova Scotia Trust            (212) 225-5436             The Bank of Nova Scotia
     Company of New York                                            Trust Company of New York
      One Liberty Plaza             TO CONFIRM BY TELEPHONE:           One Liberty Plaza
  New York, New York 10006          OR FOR YOUR INFORMATION         New York, New York 10006
     Attn: George Timmes                 (212) 225-5436               Attn: George Timmes



                  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

                  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Preferred Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

                  The undersigned understands that tenders of Old Preferred Shares will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Preferred Shares pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time on the business Day prior to the Expiration Date. Tenders of Old Preferred Shares may also be withdrawn if the Exchange Offer is terminated without any such Old Preferred Shares being purchased thereunder or as otherwise provided in the Prospectus.

                  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or                          Name(s) of Registered Holder(s):
     Authorized Signatory:

-----------------------------------------------------------    ---------------------------------


Principal Amount of Old Preferred Shares Tendered:                       Address:

-----------------------------------------------------------    ---------------------------------

Certificate No(s). of Old Preferred Shares (if available):      Area Code and Telephone No.:

-----------------------------------------------------------    ---------------------------------
                                                                If Old Preferred Shares will be
                                                                delivered by book-entry transfer at
                                                                The Depository Trust Company,
                                                                insert, Depository Account No.:

Date:
     ------------------------                                   --------------------------------

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Preferred Shares exactly as its (their) name(s) appear on certificates for Old Preferred Shares or on a security position listing as the owner of Old Preferred Shares, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):
               ----------------------------------------------------------------
               ----------------------------------------------------------------
Capacity:
               ----------------------------------------------------------------
Address(es):
               ----------------------------------------------------------------
               ----------------------------------------------------------------



DO NOT SEND OLD PREFERRED SHARES WITH THIS FORM. OLD PREFERRED SHARES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


              The undersigned, a firm or other entity identified in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Preferred Shares tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Preferred Shares to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

              THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD PREFERRED SHARES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
               -----------------------------------    -------------------------
                                                        Authorized Signature

Address:                                              Name:
               -----------------------------------          -------------------

Area Code and Telephone No:                           Title:
                           ----------------------           -------------------

                                                      Date: -------------------


NOTE: DO NOT SEND CERTIFICATES FOR OLD PREFERRED SHARES WITH THIS FORM. CERTIFICATES FOR OLD PREFERRED SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.